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EXHIBIT 5.2

April 16, 2003	[MAYER, BROWN, ROWE & MAW LOGO] 190 South La Salle Street Chicago, Illinois 60603-3441 Main Tel (312) 782-0600 Main Fax (312) 701-7711 www.mayerbrownrowe.com

Canadian Imperial Bank of Commerce
Commerce Court
Toronto, Ontario M5L 1A9 Canada

  Re:
  Canadian Imperial Bank of Commerce
  Registration Statement on Form F-3

Dear Ladies and Gentlemen:

        We have acted U.S. counsel to Canadian Imperial Bank of Commerce ("CIBC"), a financial institution governed by the Bank Act (Canada), in connection with the preparation and filing with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, of a Registration Statement on Form F-3 (the "Registration Statement") relating to offers and sales of unsecured debt securities of CIBC (the "Debt Securities").

        The Debt Securities are to be issued under an indenture (the "Indenture") between CIBC and Wilmington Trust Company, as trustee (the "Trustee") with certain terms of the Debt Securities to be established by or pursuant to resolutions of the Board of Directors of CIBC as part of the corporate action taken and to be taken relating to the issuance of the Debt Securities.

        In rendering the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statements as an exhibit to which this opinion will be filed and (ii) the Indenture to be filed as an exhibit to the Registration Statement. We have also examined such other documents and instruments and have made such further investigations as we have deemed necessary or appropriate in connection with this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of CIBC. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

        Based upon and subject to the foregoing, and having regard for legal considerations which we deem relevant, we are of the opinion that:

            (i)  assuming it has been duly authorized, executed and delivered by CIBC, the Indenture is a valid and binding agreement of CIBC, enforceable in accordance with its terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law; and

          (ii)  assuming the Notes have been duly authorized by CIBC as a matter of Canadian law and the form of Notes has been duly authorized and established in conformity with the provisions of the Indenture, when the Notes are executed by CIBC and authenticated by the Trustee or its duly appointed agent in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof, the Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of CIBC, enforceable in accordance with their respective terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law.

        We are admitted to practice in the States of Illinois and New York and our opinions expressed herein are limited solely to the laws of the States of Illinois and New York, and we express no opinion herein concerning the laws of any other jurisdiction.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to this firm in such Registration Statement.

                      Very truly yours,

                      /s/ MAYER, BROWN, ROWE & MAW

ESB:

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  EXHIBIT 5.2